EXHIBIT "C"

ISSUE DATE: July 18th, 2017

AMOUNT: $1,500,000.00

MATURITY: December 31, 2018

PROMISSORY NOTE (#1)

KSIX MEDIA HOLDINGS, INC, an Nevada corporation, (the "Borrower") for value received, hereby promises to pay to **K. BRIAN COX**, an individual, (the "Holder") on the 31st day of December, 2018 (the "Maturity Date") at 215 West Wilshire Boulevard, Oklahoma City, Oklahoma 73116, the principal sum of **ONE MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($1,500,000.00)** in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of twelve percent (12%) per annum from the date hereof through the Maturity Date. Accrued interest shall be paid monthly no later than the 5th day of the month.

1. Registered Owner. The Holder shall be considered for all purposes as the absolute owner of the Note (whether or not this Note shall be overdue or in default or some state of partial prepayment) and the Holder shall not be affected by any notice to the contrary. Subject to the provisions hereof, the Holder as registered owner of this Note shall have the right to transfer it by assignment. This Note is transferable only on the books of the Holder and duly endorsed by the Holder; not by the Borrower accompanied any other documentation including without limitation a Note Assignment Agreement and Corporate Resolution and any other documents as may then be necessary and proper to effect the Assignment of the Note.

2. **Redemption.** This Note may be prepaid at any time without penalty or premium; provided, however, that the Borrower shall provide the Holder with reasonable notice of such prepayment.

3. **Defaults**. If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Agreement for the Exchange of Common Stock between Borrower and True Wireless of even date herewith (the "Share Exchange Agreement").

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made

and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Share Exchange Agreement.

3.4 Receiver or Trustee. The Borrower or any subsidiary or issue of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against any one of the Borrower or any property or other assets of the Borrower for more than $225,000 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Borrower, which consent will not be unreasonably withheld.

3.6 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate thereof, including, without limitation, promissory notes, including without limitation the Share Exchange Agreement;. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

3.7 Default Payments. Upon the occurrence and during the continuation of any Event of Default specified in this Section 4, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to: (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (iii) Default Interest as set forth below, if any, on the amounts referred to in clauses (iv) and/or (v).

4. Default Rate of Interest; Costs of Collection. In the event the Borrower defaults in the payment of this Note when due, then (i) effective with such date of default, the interest rate payable hereunder shall be increased by five percent (5%) per annum and (ii) the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder or enforcing the terms of this Note and the Security Agreement, including reasonable attorneys' fees

5. Obligations Secured.

5.1 The Parties acknowledge that the Borrower's Indebtedness, obligations and liabilities under this Agreement (the "Obligations") are secured by a first priority perfected security interests in and liens on the Collateral, True Wireless, LLC (the "Collateral").

5.2 Pledge; Grant of Security Interest. As security for the due and punctual and unconditional payment and performance of the Obligations, the Borrower hereby pledges,

assigns, transfers and grants to the Agent a security interest in and first Lien on and to the Collateral. The Collateral shall secure the repayment of and performance of the Obligations and any and all other liabilities and obligations of every name and nature whatsoever of the Borrower to the Lenders under this Agreement, the other Loan Documents and/or any other agreement or instrument executed and delivered pursuant thereto whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

5.3 Financing Statements. Borrower hereby authorizes Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral Borrower agrees to take any such action necessary to perfect Holder's security interest in the Collateral, including without limitation executing collateral assignments or other documents.

6. **Applicable Law**. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

7. **Venue & Jurisdiction.** This Note is construed in accordance with and govemed by the laws of the State of Nevada as applied to contracts that are executed and perfomed entirely in Nevada. Venue shall be for all purposes in Clark County, Nevada, except as otherwise expressly required by this Note. Any proceedings to enforce or interpret the terms of this Note or the obligations, duties or rights of the Parties contained herein shall be brought before and resolved in Nevada District Court, and the Parties hereby submit to the personal jurisdiction of said court(s) for all such purposes.

8. **Notices**. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail as follows:

If to the Borrower:	*If to the Holder:*
KSIX MEDIA HOLDINGS, INC. 10624 S. Eastern Ave, Ste A-910 Henderson, NV 89052	K. BRIAN COX 3124 Brother Blvd., Suite 108 Bartlett, TN 38133

or at such other address as the Borrower or the Holder shall designate by notice to the other given in accordance with this Section 3.

9. **Miscellaneous**. This Note constitutes the rights and obligations of the Borrower and the Holder. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

9.1 Other Actions. The Borrower shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Holder, but will at

all times act in good faith to assist in carrying out the provisions of this Note herein and will take all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder.

9.2 Waiver. The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

9.3 Invalid Provisions. If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law. No provision of this Note shall alter or impair the absolute and unconditional obligation of the Holder to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

9.4 Rate of Interest. In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

9.5 Damages. The Borrower agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except with respect to the payment of the amounts due hereunder, the Holder of this Note shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled under this Note.

9.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.7 Severability. If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Note and the remainder of this Note shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Note. Notwithstanding the forgoing, if the value of this Note based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both Parties agree to substitute such provision(s) through good faith negotiations.

9.8 Amendment; Waiver. This Note may be amended and provisions may be waived upon mutual written agreement of the Holder and the Borrower.

9.9 Entire Agreement. This Note constitutes the entire agreement and understanding

of the Parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the Parties hereto with respect to the specific subject matter hereof. This Note supersedes replaces, aggregates and obviates any prior notes or agreements between the Borrower and the Holder.

9.10 Loss, Theft or Destruction of Note. Upon receipt by the Holder of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note from the Borrower, and of indemnity or security reasonably satisfactory to the Holder, the Holder will make and deliver a new replacement Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

SIGNATURE PAGE FOLLOWS